Exhibit 10.01

SHARE EXCHANGE AGREEMENT

THIS SHARE EXCHANGE AGREEMENT (this “Share Exchange Agreement”), effective as of this 9th day of January, 2014 (the "Effective Date"), is entered into by and between il2m International Corp., formerly known as Dynamic Nutra Enterprises Holdings Inc., a corporation formed under the laws of the State of Nevada (the “Corporation”), il2m Inc., a privately held corporation formed under the laws of Nevada (“il2m”), and il2m Global Limited, a Belize corporation, the sole shareholder of il2m (the “il2m Shareholder”).

WHEREAS il2m entered into that certain IP Licensing Agreement dated October 29, 2013 (the "Licensing Agreement"), with the il2m Shareholder pursuant to which the il2m Shareholder granted to il2m an exclusive right and license to use its intellectual property worldwide, and any other products and services, including the right to use, display and operate the online work as an interactive website provider, providing or enabling access by multiple users to chatrooms, message boards, wikis, blogs, as a review site, aggregation site, file sharing site, social networking site, posting and pinning site (the "il2m Intellectual Property"); and

WHEREAS in consideration for the il2m Intellectual Property, il2m issued to il2m Global 10,000 shares of its restricted common stock, which constituted all of the total issued and outstanding shares of common stock of il2m; and

WHEREAS the il2m Shareholder is the registered and beneficial owner of all of the issued and outstanding shares of common stock of il2m (the “il2m Shares”);

WHEREAS il2m Shareholder holds all the right, title and interest in and to the il2m Intellectual Property in which il2m holds all right, title and interest in and to the Licensing Agreement;

WHEREAS the Corporation is a publicly trading corporation, whose shares of common stock trade on the OTCQB under the symbol “DYNHD” and will be changed to "ILIM";

WHEREAS the Corporation desires to acquire one hundred percent (100%) of the total issued and outstanding il2m Shares in exchange for issuance of 125,000,000 shares of its common stock at $0.001 par value, representing approximately 99.4% of the total issued and outstanding shares of common stock of the Corporation (the “Common Stock”);

WHEREAS the Corporation desires to acquire il2m in exchange for all of the issued and outstanding shares of il2m resulting in il2m becoming a wholly-owned subsidiary of the Corporation in a tax-free exchange;

WHEREAS, the parties to this Agreement have agreed to the share exchange subject to the terms and conditions set forth below.

NOW THEREFORE THIS AGREEMENT WITNESSES that for and in consideration of the mutual premises and the mutual covenants and agreements contained herein, the parties covenant and agree each with the other as follows:

ARTICLE I
EXCHANGE OF STOCK

Section 1.01.  Exchange.  Upon the terms and subject to the conditions of this Agreement, the il2m Shareholder agrees to exchange the il2m Shares for 125,000,000 shares of the Corporation's Common Stock and the Corporation agrees to issue to the il2m Shareholder an aggregate of 125,000,000 shares of its Common Stock for all of the shares held of record by the il2m Shareholder. The parties intend that the share exchange shall qualify as a tax free reorganization under Section 368 of the Internal Revenue Code.

Section 1.02.  Delivery of Stock.  (a) Upon the execution hereof, the il2m Shareholder shall deliver to the Corporation its share certificate representing the total issued and outstanding il2m Shares duly endorsed.

(b) Upon execution hereof, the Corporation shall deliver to the il2m Shareholder a stock certificate representing the Corporation's shares of Common Stock in the name of the il2m Shareholder in the denomination of 125,000,000 shares of its Common Stock.

(c) The execution and delivery of this Share Exchange Agreement shall take place on December __, 2013 or by counterpart signatures to be sent by facsimile transmission. Closing and issuance of the Corporation's shares of Common Stock shall occur as soon as possible after the effective date of this Share Exchange Agreement (the “Closing”).

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF il2m
AND il2m SHAREHOLDER

Section 2.01.  Organization, Standing and Authority; Foreign Qualification.  (a) il2m is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada with all requisite power and authority to enter into, and perform the obligations under this Share Exchange Agreement. il2m has all requisite power and authority to own, lease and operate its assets, properties and business and to carry on its business as now being and as heretofore conducted.

(b) il2m is duly qualified or otherwise authorized as a corporation to transact business and is in good standing in each jurisdiction as necessary to conduct business as required by law.  il2m does not file any franchise, income or other tax returns in any other jurisdiction other than the state of Nevada, if applicable, based upon the ownership or use of property therein or the derivation of income there from.

Section 2.02.  Capitalization.   The authorized capital of il2m consists of 10,000 shares of common stock. A total of 10,000 shares of common stock are issued and outstanding. The il2m Shares are the only class of il2m's capital stock that is outstanding. All of the outstanding il2m Shares are duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights.

Section 2.03.  Certificate of Incorporation and By-Laws.  il2m has heretofore delivered to the Corporation true, correct and complete copies of its Articles of Incorporation or other documentation evidencing a corporation and By-laws. The minute books of il2m accurately reflect all actions taken at all meetings and consents in lieu of meetings of its stockholders, and all actions taken at all meetings and consents in lieu of meetings of each of their boards of directors and all committees.

Section 2.04.  Execution and Delivery.  This Agreement has been duly executed and delivered by the il2m Shareholder and constitutes the valid and binding agreement of the il2m Shareholder enforceable against the il2m Shareholder in accordance with its terms.

Section 2.05.  Consents and Approvals.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby and thereby in accordance with the terms and conditions hereof and thereof do not require the il2m Shareholder to obtain any consent, approval or action of, or make any filing with or give any notice to, any person or entity.

Section 2.06.  No Conflict.  The execution, delivery and performance of each of this Agreement and the consummation of the transactions contemplated hereby and thereby in accordance with the terms and conditions hereof and thereof will not (a) violate any provisions of the Articles of Incorporation, By-laws or organizational document of il2m; (b) violate, conflict with or result in any modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both, constitute) a default under, and contract to which the il2m Shareholder or il2m is a party to by or to which any of them or any of their respective assets or properties may be bound or subject; (c) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon or any agreement with, or condition imposed by, any governmental or regulatory body, foreign or domestic, binding upon the il2m Shareholder or il2m or upon the il2m Shares or the properties or business of il2m; (d) violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to the il2m Shareholder or il2m; or (e) result in the breach of any of the terms or conditions of, constitute a default under, or otherwise cause an impairment of, any permit.

Section 2.07.  Title to Stock.  The il2m Shareholder has valid title to the il2m Shares free and clear of all liens or encumbrances, including, without limitation, any community property claim.  Upon delivery of the il2m Shares to be made on the Closing, the Corporation shall acquire good and marketable title thereto, free and clear of any lien, including, without limitation, any community property claim.

Section 2.08.  Options or Other Rights.   (a) There are no outstanding rights, subscriptions, warrants, calls, preemptive rights, options, contracts or other agreements of any kind to purchase or otherwise to receive from the il2m Shareholder or from il2m any of the outstanding, unauthorized or treasury shares of the il2m Shares; and (b)  there is no outstanding security of any kind convertible into any security of il2m and there is no outstanding contract or other agreement to purchase, redeem or otherwise acquire any of the il2m Shares.

Section 2.09.  Material Information. This Agreement and all other information provided in writing by the il2m Shareholder or il2m or representatives thereof to the Corporation, taken as a whole, do not contain any untrue statement of a material fact or omit to state a material fact necessary to make any statement contained herein or therein not misleading.  There are no facts or conditions, which have not been disclosed to the Corporation in writing which, individually or in the aggregate, could have a material adverse effect on the Corporation or a material adverse effect on the ability of the il2m Shareholder to perform any of its obligations pursuant to this Agreement.

Section 2.10.  Absence of Certain Changes.  There has been no event, change or development which could have a material adverse effect on il2m.

Section 2.11.  Undisclosed Liabilities.  il2m is not subject to has not incurred, any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or un liquidated, secured or unsecured, accrued, absolute, contingent or otherwise, of a kind required by generally accepted accounting principles to be reflected or reserved against on a financial statement (“Liabilities”), which individually or in the aggregate exceeds $10,000.

Section 2.12   Compliance with Laws.  il2m is not in violation of any applicable order, judgment, injunction, award or decree nor is it in violation of any Federal, provincial, state, local or foreign law, ordinance or regulation or any other requirement of any governmental or regulatory body, court or arbitrator, other than those violations which, in the aggregate, would not have a material adverse effect on il2m, neither il2m nor the il2m Shareholder has received written notice that any violation is being alleged.

Section 2.13.  Actions and Proceedings.  There are no outstanding orders, judgments, injunctions, awards or decrees of any court, governmental or regulatory body or arbitration tribunal against or involving il2m, or against or involving any of the il2m Shares.  There are no actions, suits or claims or legal, regulatory, administrative or arbitration proceedings pending or, to the knowledge of the il2m Shareholder threatened against or involving il2m.

Section 2.14.  Contracts.  The only agreement to which il2m is a party or by or to which il2m or its assets or properties are bound or subject is the Licensing Agreement. It has been delivered or made available to the Corporation a true, correct and complete copy. The Licensing Agreement is valid, subsisting, in full force and effect and binding upon the parties thereto in accordance with its terms, and neither il2m nor the other party, as the case may be, is in default in any respect under the Licensing Agreement.

Section 2.15.  Liens.  il2m has marketable title to all of its assets, including the Licensing Agreement, and properties free and clear of any lien.

Section 2.16.  Brokerage.  No brokerage fees are to be paid in relation to this transaction.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE CORPORATION

The Corporation represents and warrants to il2m and to the il2m Shareholder as follows:

Section 3.01.  Organization, Standing and Authority of the Corporation.  The Corporation is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to own or lease its assets as now owned or leased by it and to otherwise conduct its business. All corporate proceedings required by law or by the provisions of this Agreement to be taken by the Corporation on or before the Closing in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement have been or will be duly and validly taken.

Section 3.02.  Execution and Delivery.  This Agreement has been duly authorized, executed and delivered by the Corporation and constitutes the valid and binding agreement of the Corporation enforceable against the Corporation in accordance with its terms.

Section 3.03.  Consents and Approvals.  The execution, delivery and performance by the Corporation of this Agreement and the consummation by the Corporation of the transactions contemplated hereby do not require the Corporation to obtain any consent, approval or action of, or make any filing with or give any notice to, any person.

Section 3.04.  No Conflict.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby in accordance with the terms and conditions hereof will not: (a) violate any provision of the Certificate of Incorporation, By-laws or other organizational document of the Corporation; (b) violate, conflict with or result in the breach of any of the terms of, result in any modification of the effect of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract to which the Corporation is a party or by or to which its assets or properties may be bound or subject; (c) violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, or any agreement with, or condition imposed by, any governmental or regulatory body, foreign or domestic, binding upon the Corporation or upon the securities, assets or business of the Corporation; or (d) violate any statute, law or regulation of any jurisdiction as such statute, law or regulation relates to the Corporation or to the securities, properties or business of the Corporation.

Section 3.05.  Capitalization.  The authorized capital of the Corporation consists of 500,000,000 shares of common stock, par value $0.0001, of which a total of 704,000 post-reverse stock split (7,040,000 pre-reverse stock split)  shares are issued and outstanding, and 10,000,000 shares of preferred stock, par value $0.0001, of which no shares are issued and outstanding. The Corporation's shares of Common Stock are the only class of the Corporation's capital stock that is outstanding. All of the outstanding shares of Common Stock are duly authorized, validly issued, fully paid and non-assessable and free of preemptive rights. There are no outstanding options or warrants of the Corporation.

Section 3.06.  Brokerage.  No broker or finder has acted, directly or indirectly, for the Corporation, nor has the Corporation incurred any obligation to pay any brokerage, finder’s fee or other commission in connection with the transactions contemplated by this Agreement.

Section 3.07.  Articles of Incorporation and By-Laws.  The Corporation has heretofore delivered to i2lm and the il2m Shareholders a true, correct and complete copies of the Articles of Incorporation and By-laws or comparable instruments of the Corporation.

Section 3.08.  Status of the Corporation's Shares.  Upon consummation of the transactions contemplated by this Agreement, the shares of Common Stock to be issued to the il2m Shareholder, when issued and delivered, will be free of any and all liens, claims or encumbrances.

Section 3.09   No Bankruptcy. Neither the Corporation nor its assets are the subject of any proceeding involving either a voluntary or an involuntary bankruptcy, insolvency or receivership.

Section 3.10   Contracts and Commitments.  All agreements which materially affect the Corporation to which the Corporation is a party or by which the Corporation or any of its property is bound which exist as of the date of execution of this Agreement have been reviewed by the parties and the Corporation is not in default with respect to any material term or condition of any such contract, nor has any event occurred which through the passage of time or the giving of notice, or both, would constitute a default hereunder.

Section 3.11   Compliance with Laws.  To its knowledge, the Corporation is not in violation of any applicable order, judgment, injunction, award or decree nor is it in violation of any Federal, state, local or foreign law, ordinance or regulation or any other requirement of any governmental or regulatory body, court or arbitrator, other than those violations which, in the aggregate, would not have a material adverse effect on the Corporation and the Corporation has not received written notice that any violation is being alleged.

Section 3.12    Corporate Records. All of the minute books and corporate and financial records of the Corporation are, or prior to the Closing will be made available for review.  In the event of the absence of a complete minute book, representation and warranty by the board of directors shall take precedence over the minute book and shall be incorporated to the minute book.

ARTICLE IV
COVENANTS AND AGREEMENTS

The i2lm Shareholder, il2m and the Corporation covenant and agree as follows:

Section 4.01.  Conduct of Business in the Ordinary Course.  From the date hereof through the Closing Date, the il2m Shareholder shall cause il2m to conduct its business substantially in the manner in which it is currently conducted.

Section 4.02.  Board and Shareholder Approval. Prior to the Closing, il2m will obtain from its Board of Directors and the il2m Shareholder approval of this Agreement and the transactions contemplated hereby. Prior to the Closing, the Corporation will obtain from its Board of Directors approval of this Agreement and the transactions contemplated hereby, including the issuance of the shares of Common Stock by the Corporation.

ARTICLE V
MISCELLANEOUS

Section 5.1     Timing. Time is of the essence of this Agreement and each party hereto agrees and covenants to use their reasonably best efforts to complete the transactions contemplated hereby in a timely manner.

Section 5.2    Additional Documentation.  The parties will execute and deliver such further documents and instruments and do all such acts and things as may be reasonably necessary or requisite to carry out the full intent and meaning of this Agreement and to effect the transactions contemplated by this Agreement.

Section 5.3     Assignment.  This Agreement may not be assigned by any party hereto without the prior written consent of all parties to this Agreement.

Section 5.4     Execution in Counterparts. This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

Section 5.5     Expenses. Each party will pay its legal expenses incurred in connection with the transactions contemplated hereby, whether or not such transactions are consummated.

Section 5.6     Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada, without regard to principles of conflicts of law.

IN WITNESS WHEREOF the parties hereto have set their hand and seal as of the day and year first above written.

il2m International Corp.

Date: January 9, 2014	By:
Title

il2m Inc.

Date: January 9, 2014	By:
Title

il2m Shareholder

il2m Global Limited

Date: January 9, 2014	By:
Title